EXHIBIT 99.1

                             JOINT FILING AGREEMENT

        Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

   Date: May 18, 1998

                         LaSALLE FINANCIAL PARTNERS, LIMITED PARTNERSHIP

                          By:  LaSALLE CAPITAL MANAGEMENT, INC.
                               a General Partner

                           By: /s/ Richard J. Nelson
                               Richard J. Nelson, President

                               /s/ Richard J. Nelson
                               Richard J. Nelson

                               /s/ Peter T. Kross
                               Peter T. Kross

                               /s/ Florence Nelson
                               Florence Nelson